EXHIBIT 10.49

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (“Second Amendment”) is entered into as of July 20, 2004 between BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and EXELIXIS, INC., a Delaware corporation (“Tenant”), with reference to the following facts:

A.                                   Landlord and Tenant are parties to a Lease dated as of May 24, 2001, as amended by a First Amendment to Lease dated as of February 28, 2003 (as amended, the “Lease”), covering the building commonly known as 240 East Grand Avenue, South San Francisco, California (the “Premises”) in the Britannia Pointe Grand Business Park.  Terms used in this Second Amendment as defined terms but not actually defined herein shall have the meanings assigned to such terms in the Lease.

B.                                     In connection with Tenant’s subleasing of certain other premises in the Britannia Pointe Grand Business Park from Sugen, Inc. as sublandlord, Landlord and Tenant are entering into this Second Amendment to confirm and implement their agreement to certain modifications of the rental schedule under the Lease, as more particularly set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease is amended as follows, effective as of the date first set forth above:

1.                                       Revised Minimum Rental Schedule.  The schedule of monthly minimum rental set forth in Section 3.1(a) of the Lease is modified to read as follows with respect to Months 23 through 118 (reflecting a reduction and deferral of $60,964.00 per month [$1.00 per square foot per month] for the three-year period constituting Months 23 through 58 and a recovery of such deferred rent, without interest, in equal monthly installments of $36,478.40 per month over the five-year period constituting Months 59 through 118):

Months	Monthly Minimum Rental

023-024	$ 208,510.14/mo
025-036	219,289.11/mo
037-048	230,499.23/mo
049-058	242,157.76/mo
059-060	339,600.16/mo
061-072	351,725.03/mo
073-084	364,334.89/mo
085-096	377,449.15/mo
097-108	391,087.98/mo
109-118	405,272.37/mo

For all other Months during the initial term of the Lease, monthly minimum rental shall remain as presently set forth in Section 3.1(a) of the Lease.

2.                                       Execution and Delivery.  This Second Amendment may be executed in one or more counterparts and by separate parties on separate counterparts, effective when each party has executed at least one such counterpart or separate counterpart, but each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.

3.                                       Full Force and Effect.  Except as expressly set forth herein, the Lease has not been modified or amended and remains in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment as of the date first set forth above.

“Landlord”			“Tenant”

BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership			EXELIXIS, INC., a Delaware corporation

By:	Slough Pointe Grand Incorporated, a Delaware corporation, Its General Partner		By:	/s/ Frank Karbe
			Name:	Frank Karbe
			Title:	Chief Financial Officer

	By:	/s/ Randall W Rohner	By:
	Name:	Randall W Rohner	Name:
	Title:	Vice President	Title:

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